===============================================================================
 As filed with the Securities and Exchange Commission on October 9, 1996.
===============================================================================
                         Registration No. 33-
===============================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                           ---------------------

                                   FORM S-3

                            REGISTRATION STATEMENT
                                   Under
                          THE SECURITIES ACT OF 1933
                             ---------------------
                        WASHINGTON TRUST BANCORP, INC.
            (Exact name of registrant as specified in its charter)

    Rhode Island                                            05-0404671
------------------------                       --------------------------------
  (State of Incorporation)                     (IRS Employer Identification No.)

        23 Broad Street, Westerly, Rhode Island 02891; (401) 348-1200 (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                                 Joseph J. Kirby
                      Chairman and Chief Executive Officer
                         Washington Trust Bancorp, Inc.
                  23 Broad Street, Westerly, Rhode Island 02891
                                  (401)348-1200

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:
                            Jayne M. Donegan, Esquire
                         Brown, Rudnick, Freed & Gesmer
                         One Providence Washington Plaza
                         Providence, Rhode Island 02903

Approximate date of commencement of proposed sale to the public: At any time after the effective date of this Registration Statement.

  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                                          CALCULATION OF REGISTRATION FEE
------------------------- ------------------- ---------------------- ------------------------- ----------------------
                                                Proposed maximum         Proposed maximum
  Title of securities        Amount to be      offering price per       aggregate offering           Amount of
    to be registered        registered (2)          share (3)               price (3)            registration fee
------------------------- ------------------- ---------------------- ------------------------- ----------------------
Common Share Purchase
Rights (1)                     270,000                 ---                     ---                     $100
------------------------- ------------------- ---------------------- ------------------------- ----------------------

(1) On August 15, 1996, the Board of Directors of the Corporation declared a dividend of one common share purchase right (the "Rights") for each share of Common Stock outstanding on September 3, 1996. The 270,000 Rights registered hereby represents one Right that may be issued in connection with each share of Common Stock issuable pursuant to the Corporation's Amended and Restated Dividend Reinvestment and Stock Purchase Plan.
(2) Such presently indeterminable number of additional shares of Common Stock and Rights are also registered hereunder as may be issued in the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other similar change in Common Stock.
(3) The Rights are not separately transferable apart from the Common Stock, nor are they exercisable until the occurrence of certain events. Accordingly, no independent value has been attributed to the Rights.

===============================================================================

Pursuant to Rule 429 under the Securities Act of 1933, this Registration Statement also incorporates by reference and serves as Post-Effective Amendment No. 3 to Registration Statement No. 33-28065 on Form S-3, filed with respect to the 180,000 shares of Common Stock issuable pursuant to the Registrant's Dividend Reinvestment and Stock Purchase Plan, as amended; Registration Statement No. 33-28065 is also amended to reflect that the number of shares registered thereunder has been increased to 270,000 as a result of a three-for-two stock split declared by the Board of Directors of the Corporation which will become effective on October 15, 1996.

PROSPECTUS SUPPLEMENT
(To Prospectus dated February 11, 1994)





                         WASHINGTON TRUST BANCORP, INC.

                  DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

                                 270,000 SHARES

                                  COMMON STOCK
                                PAR VALUE $.0625


         The following information supplements and supersedes, and should be read in conjunction with, the Prospectus dated February 11, 1994 with respect to the Amended and Restated Dividend Reinvestment and Stock Purchase Plan, (the "Plan") of Washington Trust Bancorp, Inc. (the "Corporation"). The Plan provides the holders of Common Stock, par value $.0625 per share ("Common Stock"), of the Corporation and the employees of the Corporation or any of its subsidiaries, a simple and convenient method, as described in the Prospectus, of investing cash dividends and optional cash payments in additional shares of Common Stock.

         The Common Stock of the Corporation is traded on the Nasdaq Stock Market under the symbol "WASH".

         This Prospectus Supplement reflects that the number of shares issuable pursuant to the Plan has been increased to 270,000 as a result of a three-for-two stock split declared by the Board of Directors of the Corporation which will become effective on October 15, 1996. This Prospectus Supplement will also be deemed to cover such additional shares of Common Stock as may be issued under the Plan in the event of a stock dividend, stock split, reorganization, recapitalization or other similar change in the Common Stock.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
Dated:  October  9, 1996

        DESCRIPTION OF THE DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

         The following is a summary of certain provisions of the Plan offered to holders of Common Stock of the Corporation.

1.    What is the price of shares purchased from the Corporation under the Plan?

         Shares of Common Stock will be purchased from the Corporation or in the open market. The purchase price for shares purchased from the Corporation (the "Direct Purchase Price") is equal to the mean of the closing prices of such Common Stock as reported on the Nasdaq Stock Market for each business day during the 10 business day period immediately preceding the date of purchase, provided that the Common Stock is traded for at least four days during such 10 business day period. If the Common Stock is not traded for four of the 10 business days preceding the purchase date, then the Direct Purchase Price shall be equal to the mean of the closing prices of such Common Stock as reported on the Nasdaq Stock Market for each business day during the 20 business day period immediately preceding the date of purchase.

2.  What are the Federal income tax consequences of participation in the Plan?

         A plan participant will be treated for federal income tax purposes as having received, on a dividend payment date, a dividend in an amount equal to the fair market value of the shares of Common Stock that are purchased for the account of such participant.

         If the shares are purchased with reinvested dividends in the open market, a participant's gross income for federal income tax purposes will also include, in addition to the fair market value of the Common Stock purchased for a participant, that portion of any brokerage commissions paid by the Corporation that are attributable to the purchase of the shares and service fees paid by the Corporation with respect to the Plan. If voluntary cash contributions are used to purchase shares of Common Stock in the open market, a participant's gross income will include the allocable shares of brokerage commissions and service fees paid by the Corporation.

         In the case of shares purchased directly from the Corporation, the tax basis of shares acquired under the Plan will be the amount treated as a dividend, in the case of shares purchased with reinvested dividends. Such basis will be the purchase price of the shares, in the case of shares purchased with voluntary cash contributions. In the case of shares purchased in the open market, the tax basis of shares acquired for a participant will be the actual purchase price of the shares, plus any allocable brokerage commissions and service fees.

         The holding period of shares acquired under the Plan will begin on the day following the date on which the shares were purchased from the Corporation or the day following the date on which the shares were purchased in the open market, as applicable.

         A participant will not realize any taxable income when he receives a certificate for whole shares credited to his account, either upon his request for certain of those shares or upon withdrawal from or termination of the Plan.

         If a participant receives a cash adjustment for a fractional share upon withdrawal from, or termination, of the Plan, the cash payment will be treated as if the Corporation redeemed the fractional share with the result that the cash payment may be treated as a dividend, subject to the exceptions in the Code for certain redemptions which are treated as capital gain or loss.

         A participant will realize capital gain or loss when shares are sold or exchanged after withdrawal from or termination of the Plan. The amount of such gain or loss will be the difference between the amount which the participant receives for the shares or fraction of a share and his or her tax basis in those shares. The gain or loss may be short term or long term, depending on the participant's holding period.

         At the time this prospectus was prepared, the maximum individual federal tax rate applicable to dividends is 39.6%. The maximum individual federal tax rate applicable to long term capital gains (i.e., for property held for more than one year) is 28%.

         If the Internal Revenue Service informs the Corporation that the participant has filed an incorrect social security number or that the participant is subject to backup withholding, the Corporation must withhold 31% of all dividends. The Corporation is also required to impose the 31% backup withholding if the participant fails to provide his correct social security number under penalties of perjury. Pursuant to applicable Regulations, these backup withholding rules apply to dividends reinvested under the Plan.


                                  COMMON STOCK

         References herein to "Common Stock" include "Rights" issuable pursuant to that certain Rights Agreement entered into by the Corporation and The Washington Trust Company, as Rights Agent, as of August 15, 1996, providing for the delivery of a Right along with each share of Common Stock issued by the Company.

                        COMMON STOCK PRICE AND DIVIDENDS

         On October 7, 1996, the closing price of the Corporation's Common Stock on the Nasdaq Stock Market was $42. The Common Stock is traded on the Nasdaq Stock Market under the symbol "WASH".

         The Corporation has declared quarterly dividends without interruption since 1984. Prior to 1984, The Washington Trust Company paid dividends in each previous year for over one hundred years.

                              AVAILABLE INFORMATION

         The Corporation is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Proxy statements, reports and other information concerning the Corporation can be inspected and copied at the public referenced facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 5th Street, N.W., Washington, D.C. 20549 and at the Commission's Regional Offices in New York ( 7 World Trade Center, Suite 1300, 13th Floor, New York, New York 10048-1102) and Chicago (Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511), and copies of such material can be obtained from the Public Reference Section of the Commission at 450 5th Street, N.W., Washington, D.C. 20549, at prescribed rates. This Prospectus Supplement and Prospectus does not contain all information set forth in the Registration Statement and Exhibits thereto which the Corporation has filed with the Commission under the Securities Act of 1933, as amended, and to which reference is hereby made.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         There are incorporated herein by reference the following documents:

          (a) The Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above.

         (c) The description of the Rights which is contained in the Corporation's Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on August 16, 1996, and Amendment No. 1 on Form 8-A/A thereto, and all amendments thereto and reports filed for the purpose of updating such description and the description of the Corporation's Common Stock which is contained in its Registration Statement filed under the Exchange Act, including all amendments and reports updating such description.

         All documents filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed hereby incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

                                  LEGAL MATTERS

         The validity of the shares of Common Stock offered hereby has been passed upon for the Corporation by Brown, Rudnick, Freed & Gesmer, Providence, Rhode Island.

                                     EXPERTS

         The consolidated financial statements of the Corporation and subsidiary appearing in the Corporation's 1995 Annual Report to Shareholders and incorporated by reference in the Corporation's 1995 Annual Report on Form 10-K for the year ended December 31, 1995, incorporated by reference herein have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent auditors, as set forth in their report incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.


Prospectus


                         WASHINGTON TRUST BANCORP, INC.


                  DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN


                                 120,000 Shares

                                  COMMON STOCK
                                PAR VALUE $.0625


  The Dividend Reinvestment and Stock Purchase Plan described herein (the "Plan") provides the holders of Common Stock, par value $.0625 per share ("Common Stock"), of Washington Trust Bancorp, Inc. (the "Corporation") and the employees of the Corporation or any of its subsidiaries, a simple and convenient method, without brokerage commission or service charge, of investing cash dividends and optional cash payments of not less than $25 per remittance and not more than $1,000 in the aggregate per calendar quarter, in additional shares of Common Stock. Employees of the Corporation or any of its subsidiaries may elect to purchase Common Stock through automatic payroll deductions with a minimum of $5 invested per pay period and an aggregate maximum of $1,000 deducted per quarterly period.

Shares of Common Stock will be purchased from the Corporation or in the open market. The purchase price for shares of Common Stock purchased from the Corporation will be equal to the Direct Purchase Price (as defined herein). Shares purchased in the open market will be deemed to be purchased at the average price of all shares purchased for the Plan with the proceeds of the dividends and optional cash payments then being invested. The Washington Trust Company ("WTC") acts as agent for participants of the Plan, except for purchases of Common Stock purchased otherwise than directly from the Corporation.

The Plan amends and replaces the Corporation's Dividend Reinvestment and Stock Purchase Plan, as amended (Old Plan) and current participants in the Old Plan will be automatically enrolled in the new Plan unless they withdraw from participation.

The Corporation's Common Stock is traded on the National Association of Securities Dealers' over-the-counter market and is quoted on the NASDAQ Small-Cap Market listing. It is recommended that this Prospectus be retained for future reference.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


Dated:  February 11, 1994




                         WASHINGTON TRUST BANCORP, INC.


Washington Trust Bancorp, Inc. (the "Corporation"), a Rhode Island corporation, is the issuer of the shares of Common Stock, par value $.0625 per share (the "Common Stock"), offered hereunder. The mailing address of the executive offices of the Corporation is 23 Broad Street, P.O. Box 512, Westerly, Rhode Island 02891-0512, telephone number (401) 348-1200.


DESCRIPTION OF THE DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

The following is a summary of the provisions of the Dividend Reinvestment and Stock Purchase Plan (the "Plan") offered to holders of Common Stock of the Corporation.

Purpose

1.  What is the purpose of the Plan?

The purpose of the Plan is to (a) provide holders of record of shares of Common Stock with a simple and convenient method of investing cash dividends and optional cash payments in shares of Common Stock without payment of any brokerage commission or service charge; (b) enable employees of the Corporation or any of its subsidiaries who participate in the Plan the opportunity to purchase shares of Common Stock by making optional cash payments through automatic payroll deductions; and (c) provide the Corporation with additional funds for general corporate purposes when the Corporation elects to sell shares of Common Stock to participants in the Plan.

2.  What are the differences between this Plan and the Old Plan?

The amendments to the Corporation's Old Plan are intended primarily to make the Plan more attractive and available to shareholders and employees of the Corporation.

--Maximum optional cash payment limits have been increased from $500 to $1,000 per quarter; and

--Eligible Shareholders may make optional cash payments by means of automatic electronic funds transfer and Eligible Employees may make optional cash payments by means of automatic payroll deductions.


Advantages to Participants

3.  What are the advantages of the Plan to participants?

Plan participants may elect: (a) to have cash dividends on shares of Common Stock held by them as of dividend record dates automatically reinvested; (b) to invest in shares of Common Stock, during designated periods, by making optional cash payments in an aggregate amount not exceeding $1,000 per calendar quarter with such optional cash payments being made by check, wire transfer, electronic funds transfer from a predesignated bank account or for those participants who are employees of the Corporation or any of its subsidiaries by automatic payroll deduction while continuing to receive cash dividends on the shares of Common Stock of which they are the record holders; or (c) to invest both cash dividends and such optional cash payments in shares of Common Stock.

The Plan permits investment by participants of their Common Stock dividends or optional cash payments without the payment of any commission or service charge in connection with purchases of Common Stock under the Plan. The Plan permits fractions of shares, as well as full shares, to be credited to participants' accounts. Additionally, dividends in respect to such fractional shares, as well as full shares, are credited to participants' accounts and reinvested in additional shares or fractions of shares. Regular statements of each account provide participants with a record of each transaction.

Administration

4.  Who administers the Plan for participants?

WTC, a wholly-owned subsidiary of the Corporation, or such other bank or trust company as the Corporation may from time to time designate as agent for the participating shareholders, administers the Plan for participants, keeping records, sending statements of account to participants and performing other duties relating to the Plan. Shares of Common Stock purchased under the Plan are registered in the name of WTC or one of its nominees as agent for participants in the Plan.

In the event the Corporation advises WTC, prior to a dividend payment date, that it does not wish to sell shares of Common Stock to the Plan, Citizens Trust Company, Providence, Rhode Island (the "Purchasing Agent"), or such other bank or trust company as may be selected by the Corporation, will act as agent to make purchases in the open market or in negotiated transactions on terms as to price, delivery and otherwise as it shall determine.


Participation

5.  Who is eligible to participate?

All holders of record of Common Stock except for shareholders who are not residents of the United States and whose dividends are subject to United States income tax withholding are eligible to participate in the Plan ("Eligible Shareholders"). Beneficial owners of such stock whose shares are held for them in registered names other than their own, such as in the names of brokers, bank nominees or trustees, should, if they wish such shares to participate in the Plan, either arrange for the holder of record to join the Plan or have the shares transferred into a separate account which may participate.

6.  How do Eligible Shareholders and Eligible Employees participate?

To participate in the Plan an Eligible Shareholder must complete the Authorization Form and return it to WTC. Authorization Forms are provided from time to time to all holders of record of Common Stock. Authorization Forms maybe obtained upon request from The Washington Trust Company, Trust and Investment Department, 23 Broad Street, P.O. Box 512, Westerly, Rhode Island 02891-0512,
Attention: Stock Transfer Desk.

A plan participant may elect to make optional cash payments by means of quarterly automatic electronic funds transfer. To make such an election, the participant must complete, execute and submit to the Stock Transfer Desk an Automatic Electronic Investment Authorization Form. Additionally, a plan participant who is also an employee of the Corporation or its subsidiaries (an "Eligible Employee") may elect to make optional cash payments by means of automatic payroll deductions. To effect such an election, an Eligible Employee must complete, execute and submit to the WTC Human Resources Department an Employee Enrollment Form.

7. When may an Eligible Shareholder join the Plan and when will participation commence?

An Eligible Shareholder may join the Plan at any time upon completion and submission of an Authorization Form.

Reinvestment of dividends commences, for all Eligible Shareholders electing such option, with the first dividend paid on their shares of Common Stock after such Eligible Shareholders join the Plan, provided that their Authorization Form is received by WTC at least five business days before the record date for such dividend. If a participant also elects to invest optional cash payments, the initial payment will be invested as promptly as practicable on or after the first dividend payment date for the Common Stock, provided the participant's payment, if made in cash, check, money order payable to WTC or wire transfer to WTC, and Authorization Form are received at least five days prior to such dividend payment date. Notwithstanding the foregoing, if a participant elects to make optional cash payments by means of automatic electronic funds transfer the participant must have submitted a properly completed Automatic Electronic Investment Authorization Form on or before the fifteenth business day prior to the dividend payment date. Historically, dividends declared on the Common Stock generally have been paid on the 15th day of each January, April, July and October, and the record date for each such dividend generally has been on the 1st day of the respective month.

8. When may an Eligible Employee elect to initiate automatic payroll deductions and how will such deductions be applied?

An Eligible Employee may elect to initiate automatic payroll deductions at any time upon completion and submission of an Employee Enrollment Form. Automatic payroll deductions will commence as soon as practicable after receipt of the Employee Enrollment Form. All funds automatically deducted from an Eligible Employee's payroll check for a particular quarter will be held without interest until the end of such period whereupon such funds will then promptly be forwarded to WTC. Such funds will be invested as promptly as practicable on or after the first dividend date for the Common Stock occurring after the date funds are submitted to WTC.

9. What does the Authorization Form provide as to dividends and optional cash payments?

The Authorization Form directs the Corporation to pay to WTC for the account of the participant all dividends on the shares registered in the participant's name as well as on the shares credited to his account under the Plan. It also appoints WTC (or such other bank or trust company as the Corporation may from time to time designate) as agent for the participant and directs such agent to apply such dividends, and any optional cash payments the participant may make, to the purchase of shares of Common Stock in accordance with the terms and conditions of the Plan.


10. What does the Employee Enrollment Form provide as to the optional cash payments automatically deducted from payroll?

The Employee Enrollment Form directs the Corporation to deduct specified amounts during each pay period from the Eligible Employee's payroll check for purposes of making optional cash payments. In accordance with limitations established from time to time by the Corporation, the Eligible Employee may specify the amount to be withheld each pay period.

A participating Eligible Employee may change or terminate such automatic payroll deduction by completing and submitting a new Employee Enrollment Form with the WTC Human Resources Department.

Costs

11. Are there any expenses to participants in connection with participation under the Plan?

There are no brokerage fees incurred by participants with respect to the purchase of shares from the Corporation inasmuch as no brokerage fees are incurred in connection with such purchases. In addition, the Corporation pays all brokerage fees and other charges incurred in connection with purchases through agents. All other costs of administration of the Plan are paid by the Corporation.

Purchases

12.  When and how are purchases made?

When shares of Common Stock are purchased from the Corporation, purchases for the account of participants are made on the dividend payment dates for the Common Stock. Other purchases (see Question 14) are made as promptly as practicable on or after the applicable dividend payment date. Neither the Corporation nor WTC is liable for interest or other charges on money held pending its investment in Common Stock.

13.  How many shares does a participant purchase?

The number of shares purchased depends on the amount of the participant's dividend, optional cash payments made by him, if any, and the purchase price of the shares. Each participant's account is credited with the number of shares, including fractions computed to at least three decimal places, equal to the total amount invested by him divided by the purchase price per share.


14.  What is the price of shares purchased under the Plan?

The price of shares purchased from the Corporation (the "Direct Purchase Price") is equal to the mean of the average closing bid and asked prices of such Common Stock in the over-the-counter market each business day during the 10 business day period immediately preceding the date of purchase, provided that the Common Stock is traded for at least four days during such 10 business day period. If the Common Stock is not traded for four of the 10 business days preceding the purchase date, then the Direct Purchase Price shall be equal to the mean of the average closing bid and asked prices of such Common Stock in the over-the-counter market each business day during the 20 business day period immediately preceding the date of purchase.

If the Corporation does not elect to sell shares of Common Stock to the Plan on a dividend payment date, the Purchasing Agent shall purchase shares of Common Stock, as promptly as practicable on or after such dividend payment date, in the over-the-counter market or in negotiated transactions, on such terms as the Purchasing Agent may determine. In such event the purchase price is deemed to be the average price of all shares purchased by it for participants in the Plan with the proceeds of the cash dividend and/or optional cash payments being invested.

Optional Cash Payments

15.  How do optional cash payments work?

The Plan provides all participants with the opportunity to make optional cash payments. Such optional cash payments may be made by means of cash payment, automatic electronic funds transfer and by automatic payroll deduction for those participants who are also Eligible Employees. Nothwithstanding anything contained herein to the contrary, no participant may make optional cash payments in excess of $1,000 per quarter (or such other aggregate maximum amount as may be determined from time to time by the Corporation) regardless of the form or manner in which such optional cash payments are made.

Cash Payment

All participants may make optional cash payments. If a participant makes such optional cash payments by cash, check, money order payable to WTC or wire transfer to WTC, such payments must be made so that it is received by WTC during one of the following periods: January 1 - January 10; April 1 - April 10; July 1
- July 10; and October 1 - October 10. Any payments received at any other time will be returned to the participant. Each payment should be accompanied by an account identification stub provided by WTC. The Corporation applies any optional cash payment received by WTC from the participant to the purchase of shares of Common Stock for the participant's account.

Automatic Payroll Deduction

As described in Question 8, participating Eligible Employees may elect to have optional cash payments made automatically through payroll deductions.

Automatic Electronic Investment from a Bank Account

Participants may make optional cash purchases of specified amounts by means of automatic quarterly deductions of not less than $50.00 nor more than $1,000 per quarter by quarterly electronic funds transfers from a predesignated U.S. bank account. Automatic quarterly deductions may be made from accounts at any of the approximately 18,000 banks, savings associations, credit unions and other financial institutions that are members of the National Automated Clearing House Association (NACHA).

To initiate automatic quarterly deductions, the participant must complete and sign an Automatic Electronic Investment Authorization Form and return it to the Stock Transfer Desk at the Washington Trust Company, Trust and Investment Department at least 15 business days preceding the Dividend Payment Date together with a voided blank check or deposit slip for the account from which funds are to be drawn. Forms will be processed and will become effective as promptly as practicable.

Once automatic quarterly deductions are initiated, funds will be drawn from the participant's designated account on the 10th day of each month during which dividends are to be paid (or, if the 10th day is not a business day, the first business day thereafter), and will be invested in Common Stock as promptly as practicable on or after the first dividend payment date following the date of such draft.

Participants may change the amounts of their future automatic quarterly deduction by completing and submitting to the Stock Transfer Desk a new Automatic Electronic Investment Authorization Form. To be effective with respect to a particular dividend payment date, however, the new Automatic Electronic Investment Authorization Form must be received by the Stock Transfer Desk at least four business days preceding the date for electronic transfer of funds. Participants may terminate their automatic quarterly deductions by notifying the Stock Transfer Desk in writing.


16.  What are the limits on optional cash payments?

Optional cash payments by a participant must be at least $25, but cannot exceed a total of $1,000 per calendar quarter. The same amount of money need not be invested each quarter, and there is no obligation to make an optional cash payment each quarter. The Corporation reserves the right to amend the Plan to change the minimum and maximum amounts of allowable optional cash payments.

17.  When are optional cash payments invested?

Optional cash payments received by WTC are invested on, or as promptly as practicable after, the immediately following dividend payment date.

Reports to Participants

18.  What kind of reports are sent to participants in the Plan?

Each participant in the Plan receives a statement of account as promptly as practicable after each purchase for the participant's account. These statements are a participant's continuing record of the dates and cost of purchases and should be retained for income tax purposes. In addition, each participant receives annually all communications sent to shareholders.

Dividends

19. Are participants credited with dividends on shares held in their account under the Plan?

Yes. The Corporation pays dividends, as declared, to the record holders of shares of its Common Stock. As the record holder and as agent for the participants, WTC receives dividends for all shares of Common Stock held in the Plan. It credits such dividends to participants on the basis of full and fractional shares held in their accounts and reinvests such dividends in shares of Common Stock pursuant to the Plan.

Certificates for Shares

20.  Are stock certificates issued for shares of Common Stock purchased?

Normally, certificates for Common Stock purchased under the Plan are not issued to participants. The number of shares credited to an account under the Plan is shown on the participant's statement of account. However, except as indicated below, a participant may receive certificates for full shares accumulated in his account under the Plan at any time by sending a written request to WTC. When certificates are issued to the participant, future dividends on such shares are treated in accordance with the participant's instructions as indicated on the Authorization Form. If certificates for less then all of the shares in a participant's account are issued, any remaining full shares and fractional shares are reflected in the participant's account and the participant remains enrolled in the Plan unless the participant terminates his participation. However, any participant whose account in the Plan is reduced to zero as a result of the withdrawal or sale of shares and who is neither reinvesting dividends from any shares owned by him of record nor making optional cash payments by automatic payroll deductions or automatic monthly deductions is deemed to have withdrawn from the Plan.

Requests for issuance of certificates for shares of Common stock which are received by WTC during the period commencing five business days prior to a record date and ending on the ensuing dividend payment date are not effective until dividends for such record date have been invested and the shares have been allocated to the account of the respective participant.

A participant's rights under the Plan and shares credited to the account of a participant under the Plan may not be pledged. A participant who wishes to pledge such shares must request that certificates for such shares be issued in his name.

Certificates for fractional shares are not issued under any circumstances.

21. In whose name are accounts maintained and certificates registered when issued?

Accounts in the Plan are maintained in the name in which the certificates of the Eligible Shareholder were registered at the time such Eligible Shareholder entered the Plan. Consequently, certificates for whole shares are similarly registered when issued.

Withdrawal from the Plan

22.  When and how may a participant withdraw from the Plan?

A participant may withdraw from the Plan by giving written notice to WTC that he wishes to withdraw. When a participant withdraws from the Plan (or upon termination of the Plan by WTC) certificates for whole shares in his account under the Plan are issued and a cash payment is made for any fraction of a share in such account based on the mean of the closing bid and asked prices on the last trading day prior to the withdrawal.

If the request to withdraw is received by WTC at least five business days prior to the record date for a dividend, the withdrawal is duly processed and such dividend is not reinvested on the next dividend payment date. Any notice of termination received during the period beginning five business days prior to a dividend record date and ending on the ensuing dividend payment date is not effective until dividends for such record date have been invested and the shares have been allocated to the account of the respective participant.

23. May a participant remain in the Plan if he terminates the reinvestment of dividends on shares held in his name or terminates the automatic payroll deduction?

Yes. A participant who terminates the reinvestment of dividends paid on shares registered in his name or discontinues making optional cash payments by means of automatic payroll deductions may leave in the Plan the shares previously purchased for his account in the Plan. Dividends paid on the shares held in the Plan continue to be reinvested automatically for the participant's account.

Other Information

24. What happens when a participant sells or transfers all of the shares registered in his name?

If a participant disposes of all the shares of Common Stock registered in his name, WTC, until it is otherwise notified, continues to reinvest the dividends on the shares of Common Stock in the participant's account in the Plan.

25. If the Corporation issues rights to purchase securities to the holders of Common Stock, how will the rights on Plan shares be handled?

In the event that the Corporation makes available to the holders of its Common Stock rights to purchase additional shares of Common Stock or any other securities, WTC will sell such rights accruing to shares of Common Stock held by WTC for participants and invest the proceeds in additional shares of Common Stock on the next dividend payment date for the Common Stock. A participant who wishes to receive directly any such rights may do so by sending to WTC, at least two weeks prior to the rights offering record date, a written request that certificates for shares in his account be sent to him.


26. What happens if the Corporation issues a stock dividend or declares a stock split?

Any shares representing stock dividends or stock splits distributed by the Corporation on shares of Common Stock credited to the account of a participant under the Plan will be added to the participant's account. Shares representing stock dividends or split shares distributed on shares registered in the name of the participant will be mailed directly to such participant in the same manner as to shareholders who are not participating in the Plan.

27. How are a participant's shares held under the Plan to be voted at meetings of shareholders?

Full shares of Common Stock credited to the account of a participant under the Plan are voted in accordance with instructions of the participant given on an instruction form or proxy furnished to the participant, or, if the participant desires to vote in person at the meeting, a proxy to vote the number of full shares credited to his account under the Plan may be obtained upon written request received by WTC at least 15 days before the meeting.

28.  What are the Federal income tax consequences of participation in the Plan?

A plan participant will be treated for federal income tax purposes as having received on a dividend payment date, a dividend in an amount equal to the fair market value of the shares of Common Stock that are purchased for the account of such participant.

If the shares are purchased with reinvested dividends in the open market, a participant's gross income for federal income tax purposes will also include, in addition to the fair market value of the Common Stock purchased for a participant, that portion of any brokerage commissions paid by the Corporation that are attributable to the purchase of the shares and service fees paid by the Corporation with respect to the Plan. If voluntary cash contributions are used to purchase shares of Common Stock in the open market, a participant's gross income will include the allocable shares of brokerage commissions and service fees paid by the Corporation. If voluntary cash contributions are used to purchase shares of Common Stock directly from the Corporation, a participant will have additional dividend income equal to the difference, if any, between the fair market value of the purchased shares on the dividend payment date and the amount of his voluntary cash contribution.

In the case of shares purchased directly from the Corporation, the tax basis in shares acquired for a participant under the Plan will be the fair market value on the dividend date. In the case of shares purchased in the open market, the tax basis of shares acquired for a participant will be the actual purchase price of the shares, plus any allocable brokerage commissions and service fees.

A participant's holding period for shares acquired pursuant to the Plan will begin on the day following the dividend payment date, in the case of shares purchased from the Corporation, and on the day after shares are allocated to participant's accounts, in the case of other purchases.

A participant will not realize any taxable income when he receives a certificate for whole shares credited to his account, either upon his request for certain of those shares or upon withdrawal from or termination of the Plan.

A participant will realize gain or loss when shares are sold or exchanged after withdrawal from or termination of the Plan and, in the case of a fractional share, when the participant receives a cash payment for a fraction of a share credited to his account. The amount of such gain or loss will be the difference between the amount which the participant receives for the shares or fraction of a share and the tax basis thereof.

If the Internal Revenue Service informs the Corporation that the participant has filed an incorrect social security number or that the participant is subject to backup withholding, the Corporation must withhold 31% of all dividends. With regard to accounts established after December 31, 1983, the Corporation will also be required to impose the 31% backup withholding if the participant fails to provide his correct social security number under penalties of perjury. Pursuant to applicable Temporary Regulations, these backup withholding rules apply to dividends reinvested under the Plan.

All participants are urged to consult their own tax advisors to determine the particular tax consequences which may result from their participation in the Plan and the subsequent disposal by them of shares purchased pursuant to the Plan. The income tax consequences for participants who do not reside in the United States will vary from jurisdiction to jurisdiction. Shareholders who are not residents of the United States and whose dividends are subject to United States income tax withholding are not eligible to participate in the Plan.


29. What is the responsibility of the Corporation, WTC and the Purchasing Agent under the Plan?

The Corporation and WTC in administering the Plan are not liable for any act done in good faith or for their good faith omission to act, including, without limitation, any claim of liability arising out of failure to terminate a participant's account upon such participant's death prior to receipt of notice in writing of such death. The Corporation, WTC and the Purchasing Agent are not liable with respect to the prices at which shares are purchased for the participant's account and the time when such purchases are made, or with respect to any loss or fluctuation in the market value after purchase of shares.

30.  May the Plan be changed or discontinued?

The Plan may be amended, suspended, modified or terminated at any time without the approval of or prior notice to the participants. Notice of any such suspension or termination or material amendment or modification will be sent to all participants who shall in all events have the right to withdraw from the Plan.

31.  Who bears the risk of market price fluctuations in the Common Stock?

A participant's investment in shares acquired under the Plan is no different from investment in directly-held shares in this regard. The participant bears the risk of loss and realizes the benefits of any gain from market price changes with respect to all such shares held by him in the Plan or otherwise.

USE OF PROCEEDS

The Corporation does not know precisely the number of shares of its Common Stock that it will ultimately sell under the Plan or the prices at which those shares will be sold. The Corporation intends to use proceeds from the sale of its Common Stock for general corporate purposes, including investments in, or extensions of credit to, its subsidiaries.

COMMON STOCK

Holders of the Common Stock of the Corporation are entitled to share equally, share for share, in dividends payable in cash, stock or other property, where, as and if declared by its Board of Directors. In the event of any liquidation, dissolution or winding-up, the holders of the Common Stock are entitled to receive, on a share for share basis, any assets or funds of the Corporation which are distributable to its holders of Common Stock upon such events. Holders of the Common Stock are entitled to one vote for each share held on all matters voted upon by shareholders. Holders of Common Stock are not entitled to preemptive rights or to cumulative voting rights. The shares of Common Stock issued or to be issued upon receipt of payment therefor by the Corporation in accordance with the terms set forth in the Plan will be validly issued, fully paid and non-assessable.

COMMON STOCK PRICE AND DIVIDENDS

On February 8, 1994, the last reported bid price of the Corporation's Common Stock in the over-the-counter market was $25-1/4. The Common Stock is traded on the NASDAQ over-the-counter market system and is quoted on the NASDAQ Small-Cap Market listing.

The Corporation has declared quarterly dividends without interruption since 1984. Prior to 1984, WTC paid dividends in each previous year for over one hundred years.

AVAILABLE INFORMATION

The Corporation is subject to the information requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Proxy statements, reports and other information concerning the Corporation can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 5th Street, N.W., Washington, D.C. 20549 and at the Commission's Regional Offices in New York (Room 1400, 75 Park Place, New York, New York 10007), and Chicago (Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661), and copies of such material can be obtained from the Public Reference Section of the Commission at 450 5th Street, N.W., Washington, D.C. 20549, at prescribed rates. This Prospectus does not contain all information set forth in the Registration Statement and Exhibits thereto which the Corporation has filed with the Commission under the Securities Act of 1933, as amended and to which reference is hereby made.

Any person receiving a copy of this Prospectus may obtain, without charge, upon request, a copy of any of the documents incorporated by reference herein, except for the exhibits to such documents. Written requests should be mailed to David
V. Devault, Vice President and Chief Financial Officer, Washington Trust Bancorp, Inc., 23 Broad Street, P.O. Box 512, Westerly, Rhode Island 02891-0512. Telephone requests may be directed to Mr. Devault at (401) 348-1200.


INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

There are incorporated herein by reference the following documents:

1. The Corporation's Annual Report on Form 10-K for the year ended December 31, 1992, filed with the Commission pursuant to Section 13(a) of the Exchange Act.

2. The Corporation's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1993, June 30, 1993 and September 30, 1993, as filed with the Commission pursuant to the Exchange Act.

3. The Corporation's Current Report on Form 8-K as filed on March 18, 1993 with the Commission pursuant to the Exchange Act.

4. The description of the Corporation's Common Stock which is contained in its Registration Statement filed under the Exchange Act, including all amendments and reports updating such description.

5. All other documents filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Prospectus.

LEGAL MATTERS

The validity of the shares of Common Stock offered hereby has been passed upon for the Corporation by Edwards & Angell, Providence, Rhode Island.

EXPERTS

The consolidated financial statements of the Corporation and subsidiary appearing in the Corporation's 1992 Annual Report to Stockholders and incorporated by reference in the Corporation's 1992 Annual Report on Form 10-K for the year ended December 31, 1992, incorporated by reference herein have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick, independent auditors, as set forth in their report incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.


INDEMNIFICATION

The Corporation's By-laws provide for indemnification to the extent permitted by
Section 7-1.1-4.1 of the Rhode Island Business Corporation Law, as amended. Such section, as adopted by the By-laws, requires the Corporation to indemnify directors, officers, employees or agents against judgments, fines, reasonable costs, expenses and counsel fees paid or incurred in connection with any proceeding to which such director, officer, employee or agent or his legal representative may be a party (or for testifying when not a party) by reason of his being a director, officer, employee or agent, provided that such director, officer, employee or agent shall have acted in good faith and shall have reasonably believed (a) if he was acting in his official capacity that his conduct was in the Corporation's best interests, (b) in all other cases that his conduct was at least not opposed to its best interests, and (c) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. The Corporation's By-laws provide that such rights to indemnification are contract rights and that the expenses incurred by an indemnified person shall be paid in advance of a final disposition of any proceeding; provided, however, that if required under applicable law, such person delivers a written affirmation that he has met the standards of care required under such provisions to be entitled to indemnification. With respect to possible indemnification of directors, officers and controlling persons of the Corporation for liabilities arising under the Securities Act of 1933, as amended (the "Act") pursuant to such provisions, the Corporation is aware that the Securities and Exchange Commission has publicly taken the position that such indemnification is against public policy as expressed in the Act and is, therefore unenforceable.

Correspondence

All correspondence concerning the Plan should be addressed to:

      The Washington Trust Company
      Trust and Investment Department
      23 Broad Street
      P.O. Box 512
      Westerly, Rhode Island  02891-0512
      Attention:  Stock Transfer Desk







                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

        The expenses incurred by the Corporation in connection with the issuance and distribution of the securities being registered are as follows:

                                                                         AMOUNT*

Securities and Exchange Commission Registration Fee.............         $  100
Legal Fees and Expenses.........................................          1,500
Accounting Fees and Expenses....................................            500
Miscellaneous Expenses..........................................            100

 Total Expenses.................................................         $2,200
---------------------
*All amounts are estimated except the SEC Registration Fee.


Item 15.   Indemnification of Directors and Officers.

         The Corporation's By-laws provide for indemnification to the extent permitted by Section 7-1.1-4.1 of the Rhode Island Business Corporation Law, as amended. Such section, as adopted by the By-laws, requires the Corporation to indemnify directors, officers, employees or agents against judgments, penalties, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, paid or incurred in connection with any proceeding to which such director, officer, employee or agent or his legal representative may be a party (or for testifying when not a party) by reason of his being a director, officer, employee or agent, provided that such director, officer, employee or agent shall have acted in good faith and shall have reasonably believed (a) if he was acting in his official capacity that his conduct was in the Corporation's best interests, (b) in all other cases that his conduct was at least not opposed to its best interests, and (c) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. The Corporation's By-laws provide that such rights to indemnification are contract rights and that the expenses incurred by an indemnified person shall be paid in advance of a final disposition of any proceeding; provided, however, that if required under applicable law, such person delivers a written affirmation that he has met the standards of care required under such provisions to be entitled to indemnification. With respect to possible indemnification of directors, officers and controlling persons of the Corporation for liabilities arising under the Securities Act of 1933, as amended (the "Act') pursuant to such provisions, the Corporation is aware that the Securities and Exchange Commission has publicly taken the position that such indemnification is against public policy as expressed in the Act and is, therefore unenforceable.

Item 16.   Exhibits.

Number    Description

   4.1 Restated Articles of Incorporation of the Registrant -- Filed as Exhibit 3.(i) to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994.*

   4.2 By-laws of the Registrant -- Filed as Exhibit 3.(ii) to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1990.*

   4.3 Rights Agreement between the Registrant and The Washington Trust Company dated as of August 15, 1996 (including Form of Right Certificate attached thereto as Exhibit A) -- Filed as Exhibit 1 to the Registrant's Registration Statement on Form 8-A.*

   5       Legal Opinion of Brown, Rudnick, Freed & Gesmer.

   23.1    Consent of KPMG Peat Marwick LLP.

   23.2 Consent of Brown, Rudnick, Freed & Gesmer is included in their legal opinion filed as Exhibit 5 hereof.

   24 Power of Attorney (included on the signature page of this Registration Statement).

   99 The Registrant's Amended and Restated Dividend Reinvestment and Stock Purchase Plan

--------------

* Not filed herewith. In accordance with Rule 411 promulgated pursuant to the Securities Act of 1933, as amended, reference is made to the documents previously filed with the Commission, which are incorporated by reference herein.

Item 17.  Undertakings.

        (a)  The undersigned Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                (2) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

                                                SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Westerly, State of Rhode Island, on October 9, 1996.

                                      WASHINGTON TRUST BANCORP, INC.


                                       By: Joseph J. Kirby
                                          -----------------------------------
                                           Joseph J. Kirby
                                           Chairman and Chief Executive Officer

                                            POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints Joseph J. Kirby and David V. Devault and each of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                      Title                             Date

Joseph J. Kirby        Chairman and Chief Executive             October 9, 1996
------------------
Joseph J. Kirby          Officer and Director
                      (Principal Executive Officer)

David V. Devault       Vice President and Chief                 October 9, 1996
------------------
David V. Devault      Financial Officer (Principal
                        Financial and Accounting
                                Officer)

_____________________        Director                          October __, 1996
Gary P. Bennett


Larry J. Hirsch              Director                            October 9, 1996
------------------
Larry J. Hirsch


___________________          Director                           October __, 1996
Mary E. Kennard


Steven J. Crandall           Director                            October 9, 1996
-------------------
Steven J. Crandall


____________________         Director                           October __, 1996
Richard A. Grills


James W. McCormick, Jr.      Director                            October 9, 1996
----------------------
James W. McCormick, Jr.


Victor J. Orsinger, II       Director                            October 9, 1996
----------------------
Victor J. Orsinger, II


James P. Sullivan            Director                            October 9, 1996
--------------------
James P. Sullivan


___________________          Director                           October __, 1996
Neil H. Thorp


Katherine W. Hoxsie          Director                            October 9, 1996
-------------------
Katherine W. Hoxsie

Brenden P. O'Donnell
--------------------         Director                            October 9, 1996
Brendan P. O'Donnell


____________________         Director                           October __, 1996
Anthony J. Rose, Jr.


John C. Warren               Director                            October 9, 1996
-------------------
John C. Warren

===============================================================================
                                  Exhibit Index


Number         Description

     4.1       Restated  Articles of Incorporation of the Registrant -- Filed as
               Exhibit 3.(i) to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994.*

     4.2 By-laws of the Registrant -- Filed as Exhibit 3.(ii) to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1990.*

     4.3 Rights Agreement between the Registrant and The Washington Trust Company dated as of August 15, 1996 (including Form of Right Certificate attached thereto as Exhibit A) -- Filed as Exhibit 1 to the Registrant's Registration Statement on Form 8-A.*

     5         Legal Opinion of Brown, Rudnick, Freed & Gesmer.

     23.1      Consent of KPMG Peat Marwick LLP.

     23.2 Consent of Brown, Rudnick, Freed & Gesmer is included in their legal opinion filed as Exhibit 5 hereof.

     24 Power of Attorney (included on the signature page of this Registration Statement).

     99 The Registrant's Amended and Restated Dividend Reinvestment and Stock Purchase Plan
-------------------

* Not filed herewith. In accordance with Rule 411 promulgated pursuant to the Securities Act of 1933, as amended, reference is made to the documents previously filed with the Commission, which are incorporated by reference herein.